Exhibit 99.1

Investor Contact: Berkman Associates (310)826-5051 info@BerkmanAssociates.com	Company Contact: Alan Magerman, Chairman (760) 477-8900 xenonics@xenonics.com
Xenonics Receives Non-Compliance Letter
From NYSE Amex
CARLSBAD, CALIFORNIA — February 26, 2010 — XENONICS HOLDINGS, INC. (NYSE AMEX: XNN) announced today that it has received notice from the NYSE Amex (the “Exchange”) that Xenonics is not in compliance with Section 1003(a)(iii) of the Company Guide because it has shareholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years. Xenonics reported shareholders’ equity of $2,875,000 at December 31, 2009.
In order to maintain its NYSE Amex listing, Xenonics will submit a plan to the NYSE Amex by March 25, 2010 addressing how it intends to regain compliance with Section 1001(a)(iii) of the Company Guide by July 23, 2010.
About Xenonics
Xenonics Holdings, Inc. (NYSE AMEX: XNN) develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
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